EXHIBIT 10.18

                                  SUMMARY SHEET
                                       OF
              DIRECTOR COMPENSATION AND EXECUTIVE CASH COMPENSATION

DIRECTOR COMPENSATION

      Non-employee directors of Redhook are currently entitled to receive both stock-based and cash compensation for their service on the Redhook board. Non-employee directors participate in the Redhook Ale Brewery, Incorporated 2002 Stock Option Plan (the "2002 Plan"). The 2002 Plan is filed as an Addendum to the Company's Proxy Statement for its 2002 Annual Meeting of Shareholders. The Form of Stock Option Agreement for the 2002 Plan is filed as exhibit 10.10 to the Company's 10-K for the year ended December 31, 2004.

      Non-employee directors also receive cash compensation equal to $2,500 for each quarter in which they serve as a director. Chairpersons of the Audit, Compensation, and Nominating and Governance Committees are entitled to receive an additional $2,500 per year, payable following the Annual Meeting of Shareholders.

EXECUTIVE OFFICER COMPENSATION

     The following are the current base salaries for the Company's executive officers.

    Paul S. Shipman ..................................................  $237,500
       President,
       Chief Executive Officer and Chairman of the Board

    David J. Mickelson ...............................................  $171,000
       Executive Vice President,
       Chief Financial Officer and Chief Operating Officer

    Gerard C. Prial ..................................................  $135,000
       Vice President, East Operations

    Allen L. Triplett ................................................  $135,000
       Vice President, Brewing

      Executive officers are eligible to receive an annual incentive payment in accordance with each officer's employment agreement. Incentives based upon 2004 performance paid to the Company's executive officers are as shown in the following table:

    Paul S. Shipman ..................................................  $     --

    David J. Mickelson ...............................................  $  8,750

    Gerard C. Prial ..................................................  $ 22,500

    Allen L. Triplett ................................................  $ 22,500

      The Company also pays a monthly car allowance in accordance with each officer's employment agreement. The Company made car allowance payments in 2004 to executive officers totaling:

    Paul S. Shipman ..................................................  $ 15,600

    David J. Mickelson ...............................................  $ 14,400

    Gerard C. Prial ..................................................  $ 12,000

    Allen L. Triplett ................................................  $ 12,000